Exhibit 99.1

Kimberly Nelson Appointed to Calyxt Board of Directors

Kim Nelson is the current Chief Financial Officer of SPS Commerce, serving as a prior Financial Director at Amazon.com, Nestlé USA, Inc. and The Pillsbury Company

MINNEAPOLIS & ST. PAUL, Minn.--(BUSINESS WIRE)--January 23, 2019--Calyxt Inc. (NASDAQ: CLXT) a consumer-centric, food- and agriculture-focused Company, announced today that Kimberly Nelson has been appointed to its Board of Directors, effective January 17, 2019.

“Kim has a world class track record as a Fortune 500 Company seasoned executive,” said Dr. André Choulika, Chairman of Calyxt’s Board of Directors. “She has demonstrated great ability to successfully navigate a company’s growth process and provide strategic direction in a depth of areas. I'm confident that she will greatly contribute with fresh insights to the board and help advise Calyxt on its evolving business as its first product, a high oleic soybean oil, is to be commercialized."

“Drawing on her many years of experience as a highly-regarded professional in the food industry, Kim will bring a unique set of skills and perspective to our company’s business strategy as we think about the larger picture of bringing healthier food ingredients to the American people,” added Jim Blome, CEO of Calyxt. “We are thrilled to have her join our board, and look forward to benefiting from her acumen and expertise.”

Kim Nelson is the Executive Vice President and Chief Financial Officer at SPS Commerce, providing financial direction at a number of companies over her 30 years of experience including Amazon.com, Nestlé USA Inc. and The Pillsbury Company. In her current role, Kim has led SPS Commerce to a successful IPO, navigated their company’s growth through creation of their M&A program and continues to oversee their financial systems, controls and models to ensure their financial position is flourishing. In addition to her new position as a Director on Calyxt’s board, she also advises on the Board of Directors for Qumu. Prior to this position, Mrs. Nelson was the Finance Director for Amazon.com in a number of their practice areas such as Corporate Planning and Analysis, Investor Relations and Technology.

“Living in Minnesota and understanding the importance of the food industry has made me especially fascinated by Calyxt’s marriage of technology and agriculture in order to make health-conscious food ingredients for consumers,” noted Kim Nelson. “I’m honored to be joining the board of such an innovative company, and look forward to working with the team.”

About Calyxt

Calyxt, Inc. is a consumer-centric, food- and agriculture-focused company. Calyxt is pioneering a paradigm shift to deliver healthier food ingredients, such as healthier oils and high fiber wheat, for consumers and crop traits that benefit the environment and reduce pesticide applications, such as disease tolerance, for farmers. Calyxt develops non-transgenic crops leveraging processes that occur in nature by combining its leading gene-editing technology and technical expertise with its innovative commercial strategy. Calyxt is located in Minneapolis-St. Paul, Minn., and is listed on the Nasdaq market (ticker: CLXT).

For further information please visit our website: www.calyxt.com

Calyxt™ and the corporate logo are trademarks owned by Calyxt, Inc.

TALEN® is a registered trademark owned by Cellectis S.A.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in Calyxt’s Annual Report on Form 10-K, and Cellectis’ Annual Report on Form 20-F and the financial report (including the management report) for the year ended December 31, 2017 along with other Calyxt and Cellectis subsequent filings with the U.S. Securities and Exchange Commission. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable laws.

CONTACT:
Media
Jennifer Moore, VP Communications
Phone: 917-580-1088
email: media@calyxt.com

Nick Opich
KCSA Strategic Communications
212.896.1206
email: nopich@kcsa.com

Investor Relations
Simon Harnest, VP Corporate Strategy and Finance
Phone: 646-385-9008
email: simon.harnest@calyxt.com